                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY





                        ---------------------------------




                              CALL OPTION AGREEMENT


                          Dated as of October 28, 2002



                                 by and between


                               DIAGEO MIDWEST B.V.


                                       and



                               GENERAL MILLS, INC.




                        ---------------------------------

                                                                  EXECUTION COPY



                                                                              PAGE
                                                                              ----
ARTICLE I DEFINITIONS...........................................................3


ARTICLE II CALL OPTION..........................................................3

Section 2.1       Grant; Premium................................................3
Section 2.2       Exercise of Call Option; Call Option Price....................4
Section 2.3       Exercise Mechanics............................................4
Section 2.4       Rights Prior to Exercise......................................5
Section 2.5       Prohibition on Transfer of the Option Shares..................5
Section 2.6       Representations...............................................5
Section 2.7       Indemnity.....................................................6

ARTICLE III MISCELLANEOUS PROVISIONS............................................7

Section 3.1       Notices.......................................................7
Section 3.2       Binding Effect; No Third-Party Beneficiaries..................8
Section 3.3       Assignment....................................................8
Section 3.4       Governing Law.................................................8
Section 3.5       Payments and Deliveries.......................................9
Section 3.6       Specific Performance..........................................9
Section 3.7       Miscellaneous.................................................9
Section 3.8       Partial Invalidity............................................9
Section 3.9       Entire Agreement..............................................9
Section 3.10      Counterparts..................................................9

                              CALL OPTION AGREEMENT


         This CALL OPTION AGREEMENT (this "Agreement") is dated as of October 28, 2002 and is between DIAGEO MIDWEST B.V., a company organized under the laws of the Netherlands ("DMWBV"), and GENERAL MILLS, INC., a Delaware corporation (the "Issuer").

                                   WITNESSETH:

         WHEREAS, Diageo plc, a public limited company incorporated under the laws of England and Wales ("Diageo"), entered into an Agreement and Plan of Merger, dated as of July 16, 2000, as subsequently amended (as amended, the "Merger Agreement"), with the Issuer, General Mills North American Businesses, Inc., a Delaware corporation and wholly-owned subsidiary of the Issuer, and The Pillsbury Company, a Delaware corporation and indirect wholly owned subsidiary of Diageo ("Pillsbury"), pursuant to which the Issuer acquired on October 31, 2001 the food business (other than the quick service restaurant business) of Diageo and paid as part of the consideration ordinary shares of the Issuer, par value $0.10 per share (the "Ordinary Shares");

         WHEREAS, Diageo, Gramet Holdings Corp., an indirectly wholly owned subsidiary of Diageo ("Gramet") and the Issuer also entered into a Stockholders Agreement, dated October 31, 2001 (the "Stockholders Agreement");

         WHEREAS, DMWBV, an indirect wholly owned subsidiary of Diageo, is the record holder of 79,000,000 Ordinary Shares; and

         WHEREAS, the Issuer wishes to acquire options to purchase an aggregate of 2,909,232 Ordinary Shares (as defined in Annex I, the "Option Shares") from DMWBV and DMWBV is willing to grant such options to the Issuer on the terms specified herein.

         NOW, THEREFORE, the parties, intending to be bound, hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in Annex I to this Agreement.

                                   ARTICLE II
                                   CALL OPTION

         Section 2.1 Grant; Premium.

         (a) DMWBV hereby grants to the Issuer an irrevocable option (the "Call Option") to purchase Ordinary Shares from DMWBV which shall cover the Option

Shares and shall be exercisable within the Effective Period in the circumstances and on the terms set forth below.

         (b) The Call Option shall become effective against payment from the Issuer to DMWBV as of the date hereof of a per Option Share premium of $3.07 (for an aggregate premium in the amount of $8,931,342.24), payable by wire transfer of immediately available funds to the account of DMWBV set forth in Schedule B hereto.

         Section 2.2 Exercise of Call Option; Call Option Price.

         (a) The Call Options shall be exercisable in the manner described in
Section 2.3 hereof.

         (b) The price payable by the Issuer for each Option Share upon the exercise of the Call Options (the "Call Option Price") shall be $51.56.

         Section 2.3 Exercise Mechanics.

         (a) Subject to Section 2.2(a) hereof, the Issuer may exercise the Call Option, in whole or in part (subject to the mandatory exercise requirement during the period beginning September 29, 2005 and ending on October 28, 2005 described below), on any Business Day within the Effective Period by giving three Business Days' prior written notice (a "Call Notice") of exercise in the form of Schedule A to this Agreement, which Call Notice shall be irrevocable and in accordance with the requirements of Section 3.1 hereof, provided, however that (i) prior to September 28, 2005, the Issuer may only exercise the Call Option in respect of a current obligation to issue Ordinary Shares pursuant to the conversion of convertible debt securities issued by the Issuer within 24 days of the date of this Agreement and (ii) the exercise of the Call Option or the October 23rd Call Option during the period beginning on September 29, 2005 and ending on October 28, 2005 shall obligate the Issuer to purchase all Option Shares not previously purchased. Each Call Notice will specify a date for settlement (a "Settlement Date") which shall be three Business Days after the date of the Call Notice, and the number of Option Shares to be delivered on such Settlement Date; provided however, (i) there shall be no more than one Settlement Date in any 30 day period in respect of exercises of the Call Option and the October 23rd Call Option prior to September 29, 2005 and (ii) the minimum number of Option Shares to be delivered with respect to a Call Notice exercised during the period beginning September 29, 2005 shall be for 100% of the remaining Option Shares.

         (b) On each Settlement Date:

               (i) The Issuer shall pay DMWBV the Call Option Price in respect of each Option Share to be delivered in United States dollars in immediately available funds by wire transfer to the account of DMWBV specified in writing to the Issuer two Business Days prior to the relevant Settlement Date or, if not so specified, to the account of DMWBV specified in Schedule B hereto; and

               (ii) Upon and subject to receipt by DMWBV of such Call Option Price, DMWBV shall deliver to the Issuer a certificate representing the number of Option Shares to be delivered, together with a share transfer form in respect of such Option Shares duly completed in favor of the Issuer, an incumbency certificate with respect to the execution and delivery of the share transfer form and such other share transfer documentation as the Issuer and its transfer agent shall reasonably request.

         (c) DMWBV covenants and agrees that upon transfer of the Option Shares to the Issuer pursuant to a Call Option and payment therefor as provided in this
Section 2.3(b), the Issuer shall receive the Option Shares free and clear of any claims, pledges, liens, charges and encumbrances arising by, through or under DMWBV or any Affiliate of DMWBV. For the avoidance of doubt, DMWBV assumes no responsibility for effecting the transfer of the Option Shares on the books and records of the Issuer, and DMWBV will be deemed to have satisfied in full its obligations under this Agreement upon delivery to the Issuer of the certificate, share transfer form and any other documentation as required by this Section 2.3(b).

         Section 2.4 Rights Prior to Exercise. For the avoidance of doubt, the Issuer hereby acknowledges that DMWBV shall have, until such time, if any, as DMWBV consummates the sale of the Option Shares as provided in Section 2.3 or otherwise sells or transfers such Option Shares, all voting rights assigned to such Option Shares, all rights to Dividends when, as and if declared with respect to such Option Shares, and all other rights with respect to such Option Shares, including any rights that Diageo or any of its Affiliates may have with respect to such Option Shares under the Merger Agreement and the Stockholders Agreement (which include, without limitation, the right to receive a contingent price adjustment with respect to such Option Shares pursuant to Section 2.13 of the Merger Agreement), and that DMWBV will remain the registered holder and beneficial owner of such Option Shares.

         Section 2.5 Prohibition on Transfer of the Option Shares. DMWBV shall not transfer, sell, pledge, hypothecate, gift or place in trust (voting or otherwise) or transfer by operation of law (other than by way of a transfer to, or merger into, a directly or indirectly wholly owned subsidiary of Diageo), create a security interest in or a lien on, or in any other way encumber or dispose (directly or indirectly), any Option Shares from the date of this Agreement up to and including the final date of the Effective Period, provided, however that nothing in this Section 2.5 shall prohibit Diageo from tendering the Option Shares into or otherwise participating in a Merger Event to the extent permitted by the Stockholders Agreement.

         Section 2.6 Representations.

         (a) Each party represents to the other party (which representations will be deemed to be repeated by each party on each Settlement Date) that:

               (i) It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation;

               (ii) It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

               (iii) Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

               (iv) All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been complied with;

               (v) Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law) and as rights to indemnity hereunder may be limited by United States federal and state securities laws); and

               (vi) There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement.

         (b) In addition, the Issuer represents to each of Diageo and DMWBV that this Agreement and all transactions involving the Option Shares contemplated in connection therewith have been approved by the Issuer's board of directors for the purpose of applicable laws, including, without limitation, exemption from
Section 16 under the Securities Exchange Act of 1934.

         Section 2.7 Indemnity.

         (a) In the event that DMWBV, Diageo or any of their Affiliates becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including holders of securities of the Issuer, in connection with or as a result of any matter related to this Agreement or the offering and sale of any securities that may be convertible into the Option Shares, the Issuer periodically will reimburse DMWBV or

Diageo for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. Any such reimbursement made in respect of a direct action by the Issuer against DMWBV or Diageo to enforce this Agreement or for breach of this Agreement shall be repaid to the Issuer by DMWBV or Diageo if it is determined that DMWBV breached its obligations under this Agreement. The Issuer also will indemnify and hold DMWBV and Diageo harmless against any and all losses, claims, damages or liabilities ("Losses") to any such person in connection with or as a result of any matter referred to in this Agreement or the offering and sale of any securities that may be convertible into the Option Shares. Such indemnity shall not apply in respect of a direct action by the Issuer against DMWBV or Diageo to the extent it is determined that such Losses resulted from DMWBV's breach of its obligations under this Agreement. The reimbursement and indemnity obligations of the Issuer under this Section 2.6 shall be in addition to any liability which the Issuer may otherwise have and shall extend upon the same terms and conditions to any Affiliate of DMWBV or Diageo and the directors, agents, employees and controlling persons (if any), as the case may be, of DMWBV or Diageo and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representative of the Issuer, DMWBV, Diageo, any such Affiliate and any such person. The Issuer also agrees that neither DMWBV, Diageo nor any of such Affiliates, directors, agents, employees or controlling persons shall have any liability to the Issuer or any person asserting claims on behalf of or in right of the Issuer in connection with or as a result any matter referred to in this Agreement or the offering and sale of any securities that may be convertible into the Option Shares except to the extent that any Losses or expenses incurred by the Issuer resulted from DMWBV's breach of its obligations under this Agreement.

         (b) The provisions of this Section 2.6 shall survive the last Settlement Date or any termination of this Agreement.

                                  ARTICLE III
                            MISCELLANEOUS PROVISIONS

         Section 3.1 Notices. All notices pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, three days after being deposited in the U.S. mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission if promptly confirmed by telephone, as follows:

                  If to DMWBV:

                  Diageo Midwest B.V.
                  Molenwerf 10-12
                  1014 BG Amsterdam
                  The Netherlands
                  Attention:  The Board of Directors
                  Fax:  +31 20 774 5091
                  with copies to:

                  Diageo plc
                  8 Henrietta Place
                  London England W1M 9AG
                  Attention: General Counsel
                  Fax: 011-44207-927-4864

                  Sullivan & Cromwell
                  1 New Fetter Lane
                  London EC4A 1AN
                  Attention: Richard C. Morrissey
                  Fax: (20) 7959-8950

                  If to the Issuer:

                  General Mills, Inc.
                  Number One General Mills Boulevard
                  Minneapolis, Minnesota 55426
                  Attention: General Counsel
                  Fax: (763) 764-3302

                  with a copy to:

                  Dorsey & Whitney
                  50 South Sixth St.
                  Minneapolis, Minnesota 55402
                  Attn: Jonathan Abram
                  Fax: (612) 340 8738

         Section 3.2 Binding Effect; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 3.3 Assignment. Neither party may assign or transfer its rights and/or its obligations hereunder without the prior written consent of the other party and any attempted assignment or transfer without such consent shall be void.

         Section 3.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 3.5 Payments and Deliveries. If any payment or delivery pursuant to this Agreement is to be made on any date that is not a Business Day, such payment or delivery shall be made on the first following date that is a Business Day and shall not be deemed to be delayed. All payments under this Agreement shall be made without any deduction or withholding for or on account of any taxes.

         Section 3.6 Specific Performance. DMWBV acknowledges that the Issuer will have no adequate remedy at law if DMWBV fails to perform its obligation under this Agreement to deliver the Option Shares upon and subject to receipt by DMWBV of the full amount of the Call Option Price in accordance with Section 2.3(b). DMWBV agrees that, in such event, to the fullest extent permitted by law, (i) the Issuer shall have the right, in addition to any other rights it may have, to specific performance of such obligation and (ii) it will not take any action to impede the Issuer's efforts to enforce such right of specific performance.

         Section 3.7 Miscellaneous. Each party acknowledges that, in entering into this Agreement to which it is a party, it is relying upon the advice of its own advisers and that no party makes any representations, express or implied, as to the treatment for accounting, legal or tax purposes of the transactions contemplated by this Agreement.

         Section 3.8 Partial Invalidity. If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

         Section 3.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the matters covered hereby and supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section 3.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have hereunto signed their names in the space provided below.

                                       DIAGEO MIDWEST B.V.


                                       By:
                                          ------------------------------------
                                            Name:
                                            Title:



                                       GENERAL MILLS, INC.

                                       By:
                                          ------------------------------------
                                            Name:
                                            Title:

                                                                         ANNEX I

                                   DEFINITIONS

"Adjustment Event" means any of the following: (i) a subdivision, combination or reclassification of the Ordinary Shares (unless a Merger Event), or a free distribution or dividend of any such Ordinary Shares to existing holders by way of bonus, capitalization or similar issue; (ii) a distribution or dividend to existing holders of the Ordinary Shares of (A) such Ordinary Shares, or (B) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Issuer equally or proportionately with such payments to holders of such Ordinary Shares, or (C) any other type of securities, rights or warrants or other assets, in any case for payment (cash or other) at less than the prevailing market price; or (iii) an extraordinary dividend; provided that no event will be considered an "Adjustment Event" unless such event has been consummated or completed prior to the relevant Settlement Date.

"Affiliate" means in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Agreement" means this Call Option Agreement.

"Associate Accounting Exercise Date" means the date that Diageo (i) determines in consultation with its independent public auditors that it is no longer able to account for its equity interest in the Issuer as an associate based on its investment in Ordinary Shares, including Option Shares or (ii) elects not to account for its equity investment in the Issuer as an associate.

"Business Day" means any day that is not a Saturday, Sunday or other day on which the commercial banks in New York City, Amsterdam or London are authorized or required by law to remain closed.

"Call Notice" has the meaning specified in Section 2.3 of this Agreement.

"Call Option" has the meaning specified in Section 2.1 of this Agreement.

"Call Option Price" has the meaning specified in Section 2.2 of this Agreement.

"CVR Exercise Date" means (i) May 1, 2003 in the event Diageo receives no payment in relation to the CVR or (ii) November 1, 2003, in the event that Diageo receives payment in relation to the CVR.

"CVR" means the contingent value right granted under the Merger Agreement.

"Dividends" means all dividends paid by the Issuer on the Ordinary Shares, except dividends paid pursuant to an Adjustment Event or a Merger Event.

"DMWBV" has the meaning specified in the recitals to this Agreement.

"Effective Period" means the period beginning on the earlier of the (i) Associate Accounting Exercise Date and (ii) September 29, 2005 and ending on October 28, 2005. In no event shall the Effective Period begin prior to the CVR Exercise Date.

"Insolvency" means that, by reason of the voluntary liquidation, bankruptcy or insolvency of or an analogous proceeding affecting the Issuer, (i) all the Ordinary Shares are required to be transferred to a trustee, liquidator or other similar official or (ii) holders of the Ordinary Shares become legally prohibited from transferring them.

"Issuer" has the meaning specified in the recitals to this Agreement.

"Merger Agreement" has the meaning specified in the recitals to this Agreement.

"Merger Event" means (i) any consolidation, amalgamation, binding share exchange or merger of the Issuer with or into another entity (other than the consolidation, amalgamation, binding share exchange or merger in which the Issuer is the continuing corporation and which does not result in reclassification or change of the Issuer's securities); (ii) any other takeover offer for the Ordinary Shares that results in a transfer of or an irrevocable commitment to transfer all such Ordinary Shares; or (iii) any reclassification or change of the Ordinary Shares that results in a transfer of or an irrevocable commitment to transfer all the Ordinary Shares; provided that no event shall constitute a Merger Event unless such event has been consummated or completed prior to the relevant Settlement Date.

"October 23rd Call Option" means the call options granted to the Issuer by DMWBV pursuant to a Call Option Agreement by and between DMWBV and the Issuer dated as of October 23, 2002.

"Option Shares" means the Option Shares, provided that if an Adjustment Event, a Merger Event or Insolvency has been consummated or completed after the date hereof but prior to the relevant Settlement Date, Option Shares shall mean instead of or in addition to such Ordinary Shares (i) the number of Ordinary Shares received by DMWBV in respect of the Option Shares and/or any cash, securities or other property or assets received by DMWBV in respect of such Option Shares upon the consummation or completion of an Adjustment Event; (ii) the kind and amount of securities and other property or assets received by DMWBV in respect of the Option Shares upon or in connection with the consummation or completion of a Merger Event; and (iii) any cash or other property or assets distributed in respect of the Option Shares upon the Insolvency of the Issuer.

"Ordinary Shares" has the meaning assigned in the recitals to this Agreement.

"Settlement Date" has the meaning specified in Section 2.3 of this Agreement.

"Stockholders Agreement" has the meaning specified in the recitals to this Agreement.

                                                                      Schedule A


                  FORM OF NOTICE OF EXERCISE OF CALL OPTION(1)


                          [LETTERHEAD OF GENERAL MILLS]


[DATE]

Diageo Midwest B.V.

               Re: Notice of Exercise of the Call Option pursuant to the Call Option Agreement dated as of October 28, 2002, as amended from time to time (the "Call Option Agreement") between DIAGEO MIDWEST B.V. and GENERAL MILLS, INC.

Ladies and Gentlemen:

         This notice is being sent to you pursuant to Section 2.3(a) of the Call Option Agreement. This is to advise you of our exercise of the Call Option. The number of Option Shares to be delivered pursuant to this Call Notice shall be [ ]. The Settlement Date shall occur on [ ](2) and payment for such Option Shares will be made to [the account of Diageo Midwest B.V. set forth in Schedule B to the Call Option Agreement] [any new account information provided in writing at least two Business Days prior to the Settlement Date.]

                                       Very truly yours,

                                       GENERAL MILLS, INC.

                                       By:
                                          ------------------------------------
                                            Name:
                                            Title:


--------

(1) In the case of exercise during the period beginning September 29, 2005 and ending on October 28, 2005, this notice must be for 100% of the remaining Option Shares. If an initial Call Notice is exercised in the period beginning September 29, 2005 and ending on October 28, 2005 with respect to the October 23 Option, General Mills is required to provide an additional Call Notice providing for the delivery of all remaining Option Shares.

(2) The Settlement Date must be three (3) Business Days after the date of the Call Notice.

                                                                      Schedule B


Account Information of DMWBV

Bank: Citibank N.A., New York
ABA: 021 00 00 89
Account: 30499885
Account Name: Diageo Midwest B.V.
Swift Code: CITI US33
Reference: Project Legacy